Exhibit 4.1

FIRST AMENDMENT
TO
RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of May 25, 2023, by and between STRATASYS LTD., an Israeli company (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as rights agent (the “Rights Agent”), amends the Rights Agreement, dated as of July 25, 2022, between the Company and the Rights Agent (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, the Company and the Rights Agent have executed and entered into the Agreement;

WHEREAS, Section 28 of the Agreement provides, among other things, that the Company may from time to time, and the Rights Agent shall, if directed by the Company, supplement or amend this Agreement without the approval of any holders of Right Certificates to make any other provisions with respect to the Rights which the Company may deem necessary or desirable (provided, among other things, that, from and after such time as any Person becomes an Acquiring Person, certain conditions must be met);

WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person;

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its shareholders to amend certain provisions of the Agreement as set forth herein;

WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 28 of the Agreement, attached hereto as Exhibit A; and

WHEREAS, pursuant to and in accordance with Section 28 of the Agreement, the Company desires to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, there parties hereto amend the Agreement is hereby amended as follows:

1. Amendments.

(a) The following is added as a new definition in Section 1 of the Agreement:

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 25, 2023, by and among the Company, Tetris Sub Inc., and Desktop Metal, Inc.

(b) Paragraph (a) of Section 7 of the Agreement is amended in its entirety to read as follows:

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Issuance Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Ordinary Share as to which the Rights are exercised, at or prior to the earliest of (i) the later of (x) the Close of Business on July 24, 2023 and (y) the conclusion of the Sun Shareholders’ Meeting (as defined in the Merger Agreement) (unless such Sun Shareholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof) or, if earlier, such time as the Merger Agreement shall have been terminated in accordance with its terms (such later date, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(c) Exhibit A to the Agreement is amended as follows:

i)	The following is added on page A-1 following the phrase “provisions and conditions of the Agreement, dated as of July 25, 2022” and prior to the parenthetical for the defined term, “Agreement”:

as may be amended from time to time

ii)	The reference to “July 24, 2023” on page A-1 is removed and replaced with “the Final Expiration Date (as such term is defined in the Agreement)”.

(d) Exhibit B to the Agreement is amended as follows:

i)	The first sentence of the second paragraph on page B-1 is to be removed and replaced with the following:

Our Board adopted the Rights Agreement, dated July 25, 2022 (as it may be amended from time to time, the “Rights Agreement”), to protect shareholders from coercive or otherwise unfair takeover tactics.

ii)	The text following the heading “Expiration” on page B-2 is to be removed and replaced with:

The Rights Agreement will expire on the later of (1) July 24, 2023 and (2) the conclusion of the Sun Shareholders’ Meeting (as defined in the Agreement and Plan of Merger, dated as of May 25, 2023, by and among the Company, Tetris Sub Inc., and Desktop Metal, Inc. (the “Merger Agreement”) (unless such Sun Shareholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof) or such time as the Merger Agreement shall have been terminated in accordance with its terms (or earlier to the extent provided in the Rights Agreement).

2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Agreement as contemplated by Section 28 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Agreement remain in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Israel and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, other than with respect to the duties and rights of the Rights Agent under Sections 18-21 hereunder which shall be governed by and construed in accordance with the laws of the State of New York.

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

7. Further Assurances. Each of the parties to this Amendment will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Agreement and any transactions contemplated hereunder and thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

STRATASYS LTD.

By:	/s/ Yoav Zeif
	Name:	Yoav Zeif
	Title:	Chief Executive Officer

By:	/s/ Eitan Zamir
	Name:	Eitan Zamir
	Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Margaret B. Lloyd
	Name:	Margaret B. Lloyd
	Title:	Vice President

[Signature Page to First Amendment to Rights Agreement]

EXHIBIT A

OFFICER’S CERTIFICATE

May 25, 2023

Pursuant to Section 28 of the Rights Agreement, dated as of July 25, 2022 (the “Rights Agreement”), by and between Stratasys Ltd., an Israeli company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”), the undersigned officer of the Company does hereby certify that the First Amendment to Rights Agreement, to be entered into as of the date hereof by and between the Company and the Rights Agent, is in compliance with the terms of Section 28 of the Rights Agreement.

Ex-A

IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written.

By:	/s/ Yoav Zeif
Name:	Yoav Zeif
Title:	Chief Executive Officer

[Signature Page to Officer Certificate]